FIRST AMENDMENT TO LEASE
This FIRST AMENDMENT TO LEASE is dated as of February , 2023 (this “Amendment”) between 509 W 34, L.L.C., a Delaware limited liability company having an office c/o Tishman Speyer, 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”), and ALLIANCEBERNSTEIN L.P., a Delaware limited partnership having an office at 501 Commerce Street, Nashville, Tennessee 37203 (“Tenant”).
W I T N E S S E T H:
WHEREAS, Landlord and Tenant entered into that certain Lease dated as of April 10, 2019 (the “Original Lease”), as modified by Tenant’s Pre-CD Contraction Notice dated December, 2020 (the Original Lease, as so modified, the “Lease”), initially covering the entire 25th through 28th floors (the “Initial Office Premises”) and the Storage Space of the building known as 66 Hudson Boulevard, New York, New York (the “Building”), all as more particularly described in the Original Lease;
WHEREAS, pursuant to Article 32 of the Original Lease, Tenant has heretofore exercised the Pre-CD Contraction Option; and
WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) agree upon the specific demise of the Pre-CD Contraction Space, as well as the portion of the 28th floor of the Building that Tenant will continue to lease as part of the Initial Office Premises pursuant to the Lease (the “28th Floor Premises”), all as more particularly designated on Exhibit A attached hereto and made a part hereof, (ii) replace Exhibit A-1 attached to the Original Lease with Exhibit A-1 attached hereto and (iii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, the “Lease”).
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment (including the Recitals) have the respective meanings ascribed to them in the Original Lease.
2.Pre-CD Contraction Space and 28th Floor Premises.
(a)Landlord and Tenant hereby ratify and confirm that notwithstanding anything to the contrary contained in the Original Lease or Tenant’s Pre-CD Contraction Notice, the Pre-CD Contraction Space, as well as the 28th Floor Premises, are designated on Exhibit A attached hereto and made a part hereof, as mutually agreed between Landlord and Tenant. Subject to Section 4.3 of the Original Lease, (i) the 28th Floor Premises shall be deemed to contain 24,026 rentable square feet for all purposes of the Lease, and (ii) the Agreed Area of the Office Premises shall be deemed to contain 166,015 rentable square feet for all purposes of the Lease. For the avoidance of doubt, the Pre-CD Contraction Space shall be deemed to be excluded from the Office Premises and no longer leased by Tenant.
(b)In furtherance of Section 32.2 of the Original Lease, on account of Tenant’s exercise of the Pre-CD Contraction Option, (i) clauses (a) and (b) under “Tenant’s Proportionate Share” in Article 1 of the Original Lease shall be deemed modified to read as

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follows: “(a) in respect of PILOT, Impositions and Taxes, 5.8815%, and (b) in respect of Operating Expenses, 5.9228% (subject to adjustment, in each such case, as set forth in Section 4.3 of the Original Lease and/or, if applicable, Section 9.5 of the Original Lease)”; (ii) Exhibit DD of the Original Lease shall be deleted and replaced with Exhibit B attached to this Amendment and the reference to “$96.41” under “Landlord’s Contribution” in Article 1 of the Original Lease shall be deemed modified to “$95.91”; (iii) subject to Tenant’s rights in Section 10.9 of the Original Lease, the Condenser Water Capacity shall be reduced to 264 tons; and (iv) notwithstanding anything to the contrary in the Original Lease, the Fixed Rent in Article 1 of the Original Lease shall be deleted and replaced with the following (subject to adjustment as set forth in Section 4.3 of the Original Lease):

Lease Years 1-5
Floor	Rentable Square Feet	PSF	Annual Fixed Rent	Monthly Fixed Rent
25th Floor	47,808	$105	$5,019,840.00	$418,320.00
26th Floor	46,734	$105	$4,907,070.00	$408,922.50
27th Floor	47,447	$105	$4,981,935.00	$415,161.25
28th Floor	24,026	$105	$2,522,730.00	$210,227.50
Lease Years 6-10
Floor	Rentable Square Feet	PSF	Annual Fixed Rent	Monthly Fixed Rent
25th Floor	47,808	$114	$5,450,112.00	$454,176.00
26th Floor	46,734	$114	$5,327,676.00	$443,973.00
27th Floor	47,447	$114	$5,408,958.00	$450,746.50

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28th Floor	24,026	$114	$2,738,964.00	$228,247.00
Lease Years 11-15
Floor	Rentable Square Feet	PSF	Annual Fixed Rent	Monthly Fixed Rent
25th Floor	47,808	$123	$5,880,384.00	$490,032.00
26th Floor	46,734	$123	$5,748,282.00	$479,023.50

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27th Floor	47,447	$123	$5,835,981.00	$486,331.75
28th Floor	24,026	$123	$2,955,198.00	$246,266.50
Lease Years 16-20
Floor	Rentable Square Feet	PSF	Annual Fixed Rent	Monthly Fixed Rent
25th Floor	47,808	$132	$6,310,656.00	$525,888.00
26th Floor	46,734	$132	$6,168,888.00	$514,074.00
27th Floor	47,447	$132	$6,263,004.00	$521,917.00
28th Floor	24,026	$132	$3,171,432.00	$264,286.00

3.Storage Space. Effective immediately, Exhibit A-1 attached to the Original Lease shall be deemed replaced by Exhibit A-1 attached to this Amendment. Notwithstanding that Exhibit A-1 attached to this Amendment shows that the Storage Space contains 510 usable square feet, the Storage Space shall be deemed to contain 500 usable square feet for purposes of determining Fixed Rent and Recurring Additional Rent under the Lease.
4.Modifications. Effective immediately:
(a)clause (iii) contained in Section 25.1 of the Original Lease shall be deemed restated in its entirety to read as follows: “(iii) by third parties against Landlord resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed”;
(b)all references in the Original Lease to “Bathroom Contribution” shall be deleted; and
(c)Tenant’s Address for Notices set forth in Article 1 of the Original Lease shall be deleted and replaced with the following:
AllianceBernstein L.P. 501 Commerce Street

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Nashville, Tennessee 37203 Attn: General Counsel
Copies to (until Tenant commences business operations from the Premises): AllianceBernstein L.P.
1345 Sixth Avenue
New York, New York 10105 Attn: General Counsel

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and

AllianceBernstein L.P. 1345 Sixth Avenue
New York, New York 10105
Attn: SVP, Counsel and Corporate Secretary and
AllianceBernstein L.P. 1345 Sixth Avenue
New York, New York 10105 Attn: Corporate Real Estate
Copies to (from and after Tenant commences business operations from the Premises): AllianceBernstein L.P.
66 Hudson Boulevard
New York, New York 10001 Attn: General Counsel

and
AllianceBernstein L.P. 66 Hudson Boulevard
New York, New York 10001
Attn: SVP, Counsel and Corporate Secretary and
AllianceBernstein L.P. 66 Hudson Boulevard
New York, New York 10001 Attn: Corporate Real Estate
And copies to (in either case):

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza
New York, New York 10004 Attn: Ross Silver, Esq.

and

leaseadminstration@alliancebernstein.com (provided that failure to send such notice to such email address shall not vitiate the effectiveness of such notice if sent to the other addresses for Tenant set forth above in accordance with Article 22 of the Original Lease)
5.Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.L.C. and Newmark Grubb Knight Frank (collectively, the “Brokers”) and

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that no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than the Brokers) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment and/or the above representation being false. The provisions of this Section 5 shall survive the expiration or earlier termination of the term of the Lease.
6.Representations and Warranties. Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant. Landlord represents and warrants to Tenant that, as of the date hereof, (i) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment;
(ii) this Amendment has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.
7.Miscellaneous.
(a)Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall be controlling and prevail. All references in the Lease to “this Lease” shall hereafter be deemed to refer to the Lease as amended by this Amendment.
(b)This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.
(c)This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. An executed counterpart of this Amendment transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Amendment and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.
(d)This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.
(e)This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.
(f)This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.
(g)The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

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(h)The liability of Landlord for Landlord’s obligations under this Amendment shall be limited as and to the extent provided in Section 26.3(a) of the Original Lease, which Section shall be deemed incorporated herein by reference as if set forth herein at length with respect to this Amendment. The liability of Tenant for Tenant’s obligations under this Amendment shall be limited as and to the extent provided in Section 26.3(b) of the Original Lease, which Section shall be deemed incorporated herein by reference as if set forth herein at length with respect to this Amendment.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the day and year first above written.

LANDLORD:
509 W 34, L.L.C.

By:      Name:
Title:

TENANT:
ALLIANCEBERNSTEIN L.P.

By:      Name:
Title:

EXHIBIT A
PRE-CD CONTRACTION SPACE AND 28TH FLOOR PREMISES PLAN
The floor plan which follows is intended solely to identify the general location of the Pre-CD Contraction Space and the 28th Floor Premises and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

WEST 35TH STREET
HUDSON BOULEVARD
10TH AVENUE
WEST 34TH STREET
28th Floor Premises
24,026 RSF
AB SUITE
Pre-CD Contraction Space
SE-1
SE-2
SE-3
SE-4
ML-10
ML-09
ML-08
ML-07
ML-06
ML-05
ML-04
ML-03
ML-02
ML-01

All areas and dimensions are approximate. Field verification is necessary.

TISHMAN SPEYER

The Sprial
66 Hudson Boulevard
New York, NY
28th Floor

NORTH

11/2/2022

EXHIBIT A-1 STORAGE SPACE FLOOR PLAN
See Attached
The floor plan which follows is intended solely to identify the general location of the Storage Space and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

SWITCHGEAR ROOM
BIKE ROOM
STAFF BATHROOM
ENGINEERING CONTROL ROOM
CORRIDOR-5
CORRIDOR-2
TENANT STORAGE
CLEANING OFFICE
TENANT 1 MAILROOM & SHREDDER
TRASH (DRY) AND BINS
TRASH (WET) AND BINS
LOADING DOCK
LOADING
VESTIBULE
TELEPHONE ROOM 1
TELEPHONE ROOM 2
BASE BUILDING FUEL OIL ROOM
STORAGE - CHEMICALS
STORAGE - CLEANING CARTS
CONFERENCE ROOM
PROPERTY MANAGEMENT OFFICE

AAI ARCHITECTS, P.C.

66 HUDSON BOULEVARD
NEW YORK, NY

CELLAR FLOOR PLAN

REV 36

A-098

EXHIBIT B
LANDLORD’S CONTRIBUTION ADJUSTMENT

Condenser Water Cross Connect Credit
Last TS direct work credit	-135,600
Adjustment for valves (3k-1k)*8 valves	-16,000
Adder for insulation $15/lf *440 (supply)	-6,600
Subtotal	-158,200

Two (2) dedicated 800A ATS and risers
Last TS cost	300,000

(8) ATS in Lieu of (2)
Last TS cost	278,974

Additional Shear Studs on 25th Floor
Last TS cost	28,000

Subtotal	448,774

Mark-up	230,670

Total	679,444

TI adjustment
Original TI	$100.00	per RSF
Aggregate TI	$16,601,500
Adjustment	$15,922,056
Modified TI	$95.91	per RSF